UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2024 (December 6, 2024)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Flavors & Fragrances Inc. (the “Company”) has announced that Mr. Michael DeVeau has been appointed Executive Vice President, Chief Financial Officer, effective as of January 1, 2025.

As previously announced in the Current Report on Form 8-K filed by the Company with the SEC on May 6, 2024, Glenn Richter, who is currently the Executive Vice President, Chief Financial Officer of the Company, will retire from the Company, effective December 31, 2024.

Since joining the Company in 2009, Mr. DeVeau, 44, has held multiple senior finance leadership roles across the global organization, including most recently as SVP, Corporate Finance and Investor Relations and VP, Investor Relations, Communications, and Chief of Staff from 2014 to becoming SVP in 2021, and previously as Divisional CFO, Scent, where he led financial planning, forecasting, analysis, acquisitions and performance management for the company’s largest division; and Chief Strategy Officer, where he guided a refreshed corporate strategy focused on long-term profitable growth, portfolio development and transformation. In his current role, Mr. DeVeau oversees the company’s corporate and divisional financial planning and analysis team, with responsibility for corporate strategy and investor relations. Prior to joining the Company, Mr. DeVeau served in leadership positions in investor relations, finance and corporate development at PepsiCo. Mr. DeVeau began his career as an equity research analyst at Citigroup Investment Research. He holds a bachelor’s degree from Fordham University and completed a Global Executive Leadership Program at INSEAD.

In connection with Mr. DeVeau’s appointment, the Human Capital & Compensation Committee of the Board of Directors (the “Committee”) approved a base salary of $700,000, an annual bonus target of 90% of Mr. DeVeau’s base salary, a long-term incentive plan grant with a target grant date fair value of $2,200,000, with a total target value of $3,530,000.

There is no arrangement or understanding between Mr. DeVeau and any other person pursuant to which Mr. DeVeau has been appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. DeVeau and any of the Company’s directors or executive officers, and Mr. DeVeau is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: December 10, 2024